[FORM OF PROXY CARD]

PROACTIVE ASSET ALLOCATION FUNDS

OPTI-FLEX DYNAMIC FUND

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

Jeffrey J. Unterreiner  and  Cynthia D. Stowers,  or  either  of  them,  with  power of substitution,  are hereby  authorized as proxies to  represent,  and to vote the shares of beneficial interest (the  "Shares") of Opti-flex Dynamic Fund (the "Fund"), the only series of Proactive Asset Allocation Funds (the "Trust"), owned by the undersigned shareholder(s) at the Special Meeting of Shareholders of the Fund to be held at 9:00 a.m. on Thursday, January 30, 2003 at 21 Hawk Ridge Circle, Lake Saint Louis, Missouri 63367 and at  any  adjournment  thereof.  The  proxies  are  to  vote  the  Shares  of the undersigned  as instructed  below and in accordance  with their  judgment on all other matters which may properly come before the meeting. If no specification is made  below,  this  proxy  will  be voted  in  favor  of each  listed  proposal

(including each nominee for Trustee).

       The Board of Trustees recommends voting for each Proposal.

1.   Election of Trustees of the Trust

         Nominees:  Raymond E. Doerr, Arnold Tennant and Jeffrey J. Unterreiner

         For  All  Nominees  _______  Withhold  All  Nominees   ________

         Withhold  Those  Listed Below  ______

         Instruction:  To withhold  authority to vote for any  individual nominee,  please print his name below:

2.       Approval of a New Investment Advisory Agreement:

         For______                  Against______             Abstain______

Please sign and date this proxy and return it promptly in the enclosed envelope.

________________________________________         Dated____________________, 2003

________________________________________         Dated____________________, 2003

Joint Tenant (if any)

Please  check here ______ if you are  planning  to attend the Special  Meeting of

Shareholders.

Please  check here ______ if you have  comments  and please use the back of this form for your comments.

[NOTICE OF  MEETING]

PROACTIVE ASSET ALLOCATION FUNDS

OPTI-FLEX DYNAMIC FUND

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

JANUARY 7, 2003

NOTICE IS HEREBY GIVEN that a special meeting of  shareholders of ProActive Asset

Allocation Funds' Opti-flex Dynamic Fund (the "Fund"), a registered  investment  company, will be held at the offices of the Fund, 21 Hawk Ridge Circle, Lake Saint Louis, Missouri 63367 on Thursday, January 30, 2003  at 9:00 a.m., for the following purposes:

         1.   To elect a Board of  Trustees

         2.   To  consider  and  approve  a new  Investment  Advisory  Agreement between the Fund and PROACTIVE Financial Services, Inc.

         At such meeting, only shareholders of record at the close of business on January 3, 2003 will be entitled to vote.

You may attend this meeting in person,  but if you cannot do so, please complete,  date, sign and return the accompanying  proxy at your earliest convenience.

YOUR  PARTICIPATION,  IN PERSON OR BY PROXY, IS IMPORTANT.  BUSINESS MAY BE TRANSACTED ONLY IF A MAJORITY OF THE SHARES ENTITLED TO VOTE ARE PRESENT IN PERSON OR BY PROXY.

                                        By Order of the Board of Trustees

                                        Cynthia D. Stowers, Secretary

January 7, 2003

PROXY STATEMENT

SOLICITATION, REVOCATION AND VOTING OF PROXIES

The  enclosed  proxy is  solicited by and on behalf of the Board of Trustees of ProActive Asset Allocation Funds (the "Trust") and its only series, Opti-flex Dynamic Fund (the  "Fund"),  for use at a Special  Meeting  of shareholders (the "Meeting"),  or any adjournment thereof, to be held at 9:00 a.m. on Thursday, January 30, 2003 at the Fund's offices at 21 Hawk Ridge Circle, Lake Saint Louis, MO 63367.  This proxy  statement and the enclosed  proxy card are expected to be mailed on or about January 7, 2003, to shareholders  of record at the  close of  business  on  January 3, 2003 (the "Record Date"). On the Record Date, the Fund had outstanding shares of beneficial interest. Shareholders will be entitled to one vote on each matter for each share that they own on the Record Date.

A majority of the shares  entitled to vote,  represented  in person or by proxy, will constitute a quorum and the presence of a quorum is necessary for the transaction of business. Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at the meeting,  but will be treated as votes not cast and,  therefore, will not be  counted in  determining whether matters to be voted upon at the meeting have been approved.

The election of the nominees for Trustee  (Proposal 1) requires the  affirmative vote of a majority of shares present at the meeting either in person or by proxy. The proposed  agreement for investment  advisory  services  between  the Trust and PROACTIVE Financial Services, Inc. (the "Proposed Adviser") (Proposal  2) requires approval by a "vote of a majority of the outstanding voting securities" of the Fund as defined in the  Investment  Company Act of 1940,  as amended (the "1940 Act").  Under the 1940 Act, such approval means the affirmative  vote at a meeting  of  shareholders  of the  lesser  of (a) more  than  50% of the  Fund's outstanding  shares,  or (b) 67% or more of the shares present or represented by proxy at the meeting,  if the holders of more than 50% of the Fund's outstanding shares  are  present  in  person  or  represented  by  proxy.

All shares  represented by properly executed  proxies,  unless such proxies have been previously revoked,  will be voted at the Meeting in accordance with the  directions on the proxies. Abstentions and broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted and will therefore have the effect of a vote "against".

A shareholder  who executes and returns a proxy may revoke it at any time prior to its exercise by  delivering  to the Secretary of the Fund written  notice of its  revocation,  sending the Fund a proxy with a later date, or voting in person at the meeting.  The cost of soliciting proxies, which is  estimated  at $250.00, is being paid by the Proposed Adviser.  In  addition  to the solicitation  by mail,  officers  of the Fund may ask  shareholders  in personal conversations or by telephone or telecopy to return proxies.

IN ORDER TO MINIMIZE PROXY  SOLICITATION  COSTS,  IT IS REQUESTED  THAT SHAREHOLDERS  WHO WILL NOT ATTEND THE MEETING  SIGN AND RETURN A PROXY AS EARLY AS POSSIBLE.

OWNERSHIP OF SHARES

Officers and  Trustees  of the Fund own approximately __% of the Fund's  outstanding shares.

Shareholders  known by the Fund to own of record more than 5% of the outstanding shares of the Fund on the Record Date,  and the  percentage  of the  outstanding  shares owned on that date, are listed below.

Name and Address

Shares Owned              Percentage

of  Shareholder

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Jeffrey J. Unterreiner

      #####

      [5.##%]

21 Hawk Ridge Circle

Lake Saint Loouis, MO 63367

H'Eloise B. Soldan

     #####

     [6.##%]

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To the  Fund's  knowledge,  no other person  beneficially  owned  more than 5% of the outstanding shares of the Fund on the Record Date.

                 PROPOSAL 1 - NOMINEES FOR ELECTION AS TRUSTEES

Three  Trustees are to be elected to serve on the Board of Trustees of the Fund (the "Board") until their successors have been elected and qualify for office. The nominees are: Raymond E. Doerr, Arnold Tennant and Jeffrey J. Unterreiner, who are all current Trustees of the Fund. (The other current Trustee, C. Martin Unterreiner, has informed the Board that he does not wish to continue as a Trustee.) The  following table sets forth  information about each of the nominees individually, concerning age, principal occupation,  business experience for at least the past five years, and ownership of shares of the Fund.

Name

PRINCIPAL OCCUPATION AND OTHER INFORMATION

Jeffrey J. Unterreiner* Born: 1969	President, PROACTIVE Financial Services, Inc., the Proposed Adviser, since October 1994. President, PROACTIVE Money Management, Inc., the Manager, since July 1997. Shares owned: ___________
Raymond E. Doerr Born: 1922	Retired. Prior to November 1982, served as an Engineering Director for Monsanto Company, a chemical company. Shares owned: ___________
Arnold Tennant Born: 1940	President, Tennant Capital Management, Inc., an investment adviser, since May 1996. Representative, Clearing Services of America, a broker-dealer, from May 1996 to March 1999. Shares owned: _________

All current  Trustees and officers of the Fund as a group owned shares

of the Fund, which constituted  approximately

% of its outstanding shares as

of the Record Date.

*  Jeffrey J. Unterreiner is an "interested person" of the Trust by virtue of his positions with the Manager and the Proposed Adviser, and as President of the Trust's distributor.

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OFFICERS AND TRUSTEES

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The Trust is supervised by its Board of Trustees, an independent body that has ultimate responsibility for the Fund’s activities. The Trustees and executive officers of the Trust are listed below. Except as indicated, each individual has held the office shown or other offices in the same company for the last five years. Unless otherwise noted, the business address of each Trustee and officer is 21 Hawk Ridge Circle, Lake Saint Louis, MO 63367. Those Trustees who are "interested persons" (as defined in the Investment Company Act of 1940) by virtue of their affiliation with either the Fund, the Trust or the current or proposed investment adviser are indicated by an asterisk (*).

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The Trust is managed by its Trustees and officers. Their names, positions and principal occupations during the past five years are listed below:

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"Non-Interested" Trustees

Name, Address and Age	Position Held	Year First Elected A Trustee	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee[2]

Raymond E. Doerr, 80	Trustee	1996	Retired November 1982 as an Engineering Director for Monsanto Company, a chemical company.	1	None
Arnold Tennant, 62	Trustee	1998	President, Tennant Capital Management, Inc., an investment advisor, since May 1996; Representative, Clearing Services of America, a broker-dealer, from May 1996 to March 1999.	1	None

"Interested" Trustees3

Name, Address and Age[1]	Position Held	Year First Elected a Director and/or Officer of the Fund[1]	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee
Jeffrey J. Unterreiner, 32	Trustee/ Chairman and President	1996	President, PROACTIVE Financial Services, Inc. since October 1994; President, PROACTIVE Money Management, Inc. since July 1997. Portfolio Manager of the Fund since February 28, 2002.	1	None
C. Martin Unterreiner, 62	Trustee/Vice President	1996	Vice President and Chairman of the Board, PROACTIVE Money Management, Inc., since January 1980; Vice President of PROACTIVE Financial Services, Inc. since July 1997. Chief Portfolio Manager of the Fund from its inception until August 2002.	1	None

1 Trustees and Officers of the Trust serve until their resignation, removal or retirement.

2 This column includes all directorships that are held by each trustee as a director of a public company or a registered investment company (other than the Trust and the Fund).

3 "Interested Persons" within the meaning of the 1940 Act on the basis of their affiliation with the Fund's present or proposed investment adviser or affiliated entities.

* Jeffrey J. Unterreiner. is deemed an "interested person" of the Trust by virtue of his position as President of the Distributor of the Trust.  C. Martin Unterreiner is also deemed an "interested person" of the Trust by virtue of his position as Vice President and Director of the Distributor of the Trust.

C. Martin Unterreiner is Jeffrey J. Unterreiner's father.

FUND SHARES OWNED BY TRUSTEES AS OF DECEMBER 31, 2002

Name of Trustee	Dollar Range of Fund Shares Owned	Aggregate Dollar Range of Shares Owned in All Funds Within The Fund Complex Overseen by Trustee
"Non-Interested" Trustees
Raymond E. Doerr	$0	$0
Arnold Tennant	$0	$0

"Interested" Trustees Jeffrey J. Unterreiner	Over $100,000	Over $100,000
C. Martin Unterreiner	$1-$10,000	$1-$10,000

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The following table shows the compensation paid by the Fund to the Trustees of the Fund during the fiscal year ended December 31, 2002:

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TRUSTEE COMPENSATION TABLE

Pension or

Retirement

Estimated

Benefits

Annual

Aggregate

Accrued as

Benefits

Compensation

Part of

Upon

Trustee

from Fund

Fund Expenses

Retirement         Total

Jeffrey J. Unterreiner

None

None

None

None

C. Martin Unterreiner

None

None

None

None

Henry J. Bingham*

$3,500

None

None

$3,500

Raymond E. Doerr

$7,000

None

None

$7,000

Arnold Tennant

$7,000

None

None

$7,000

* Mr. Bingham is deceased.

The Trust pays each Trustee who is not an "interested person" an annual fee of $2,000, plus $500 for each meeting of the Board of Trustees attended. The Board held five meetings during the Fund's  fiscal year ended  December 31, 2002 (the "2002 fiscal year") and all Trustees attended each meeting. All other officers and Trustees serve without compensation from the Trust.

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The Fund has a standing audit committee of the Board of Trustees and does not have standing nominating or compensation  committees. Messrs. Doerr and Tennant are the members of the audit committee. Each member of the audit committee is paid $375 per quarter and $375 for each meeting attended. The audit committee met four times during the 2002 fiscal year and each member attended each meeting. The audit committee, which does not have a written charter, reviews the financial condition and the auditing of the financial statements of the Fund and recommends the selection of the Fund's independent public accountants.

                  PROPOSAL 2 - INVESTMENT ADVISORY AGREEMENT

Proposal Overview

Since its inception the Fund has been managed and advised by Proactive Money Management, Inc. (the "Manager") pursuant to an investment advisory agreement dated May 6, 1996 (the "Current Agreement"), the continuance of which was last approved by the Board on May 10, 2002. The Manager is controlled by C. Martin Unterreiner, a Trustee of the Fund, and his wife, Janice B. Unterreiner, who are the parents of Jeffrey J. Unterreiner, another of the Fund's Trustees.

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C. Martin Unterreiner served as the Fund's portfolio manager until August 9, 2002, at which time he resigned and was succeeded by Jeffrey J. Unterreiner. At that time, C. Martin Unterreiner and the Manager also advised the Board of the Fund that the Manager no longer desired to provide investment management and related services to the Fund, but that the Current Agreement could remain in effect until the Trustees had found a replacement adviser. Jeffry J. Unterreiner proposed, and the Independent Trustees agreed, that he would provide ongoing services through Proactive Financial Services, Inc. (the "Proposed Adviser"), a company controlled by him which is also the Fund's distributor. This required first registering the Proposed Adviser as an investment adviser under the Investment Advisers Act of 1940. The Trustees approved this proposal and voted to retain the Proposed Adviser as the successor to the Manager, subject to shareholder approval and the Proposed Adviser's becoming a registered investment adviser.

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On December 16, 2002 the Proposed Adviser filed with the Securities and Exchange Commission (the "SEC") an application for registration as an investment adviser. The Proposed Adviser (which had previously been a registered investment adviser) expects its registration to become effective with the SEC on or before January 31, 2003. The Fund would be the Proposed Adviser's first investment advisory client.

Board Consideration and Approval of Proposed Agreement

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The  Board,  including  the  Independent  Trustees,  unanimously  approved  the

Proposed  Agreement  at a meeting  held on  December 20,  2003.  The Board believed this action was appropriate, given that C. Martin Unterreiner had already retired as portfolio manager and been succeeded by Jeffrey J. Unterreiner. This previous change was made following the Trustees' determination that Jeffrey J. Unterreiner was qualified to serve as the Fund's portfolio manager. For practical reasons relating to their respective ownership interests in the legal entities which constitute the Manager and the Proposed Adviser, it was determined that the Proposed Agreement would be between the Fund and Proactive Financial Services, Inc. The Trustees noted in particular that, except for the identity of the corporation serving as investment adviser, there was to be no change whatsoever between the Current Agreement and the Proposed Agreement, including no change in the advisory fee to be paid by the Fund. (See "Expenses" below for a discussion of the extent to which the Proposed Adviser will continue the Manager's previous commitment to limit the total operating expenses of the Fund.)

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After a discussion regarding the Proposed Agreement,  the Board unanimously determined that it was in the  best  interest  of the  Fund's  shareholders  to  approve the  Proposed Agreement and submit it, with a recommendation for approval, to the shareholders for vote at the Meeting.

Effective  Date of Proposed  Agreement.  If  shareholders  approve the  Proposed

Agreement and if the Proposed Adviser's registration with the SEC as an investment adviser becomes effective as anticipated,  the  Proposed  Agreement  will  take  effect  on February 1, 2003.

The Current Agreement, which was initially and most recently approved by the Fund's shareholders on September 30, 1996, will by its terms continue in effect until May 10, 2003 unless earlier terminated upon the effectiveness of the Proposed Agreement. If the shareholders do not approve the Proposed Agreement, the Board will have to consider what action to take, which may include seeking a new investment adviser or liquidating the Fund.

A copy of the Proposed  Agreement is attached as Exhibit A. It is identical to the Current Agreement except for the name of the investment adviser. The principal terms of both Agreements are described below.

Investment Advisory Agreement (Current and Proposed)

Pursuant to the Fund's investment advisory agreement, the adviser, subject to the supervision of the Fund’s Board of Trustees and in conformity with the stated objective and policies of the Fund, manages both the investment operations of the Fund and the composition of the Fund’s portfolio, including the purchase, retention, and disposition of securities.  In connection therewith, the adviser is obligated to keep certain books and records of the Fund.  The adviser also administers the Fund’s corporate affairs, and in connection therewith, furnishes the Fund with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by the Fund's custodian or transfer and disbursing agent.  The management services of the adviser are not exclusive under the terms of the agreement and the adviser is free to render management services to others.

The adviser may use its resources to pay expenses associated with the sale of the Fund’s shares.  This may include payments to parties such as banks or broker-dealers that provide shareholder support services or engage in the sale of the Fund’s shares. However, the Fund does not pay the adviser any separate fees for this service.

Each agreement provides for an initial term of two years and also provides that it is to remain in force thereafter only so long as renewal thereof is specifically approved at least annually by a majority of the Trustees or by vote of a majority of the issued and outstanding shares of the Fund, and in either case by vote of a majority of the Trustees who are not “interested persons” (as defined in the 1940 Act) at a meeting called for the purpose of voting on such renewal. The Current Agreement was most recently so approved by the Trustees on May 10, 2002.

The agreement provides that the adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which the agreement relates except for a loss resulting from willful misfeasance, bad faith, gross negligence or reckless disregard of duty.  The agreement will terminate automatically if assigned and may be terminated without penalty at any time upon 60 days’ prior written notice by Majority Vote of the Fund, by the Trustees of the Fund, or by the adviser.

Advisory Fees

The adviser earns an annual fee, payable in monthly installments, from the Fund at the rate of 0.75% of the Fund’s first $500 million in average net assets and 0.65% of the Fund’s average net assets in excess of $500 million.

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For the years ended December 31, 2002, 2001 and 2000, the Fund paid advisory fees to the present Manager totaling $46,505, $88,706 and $142,771, respectively.

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Expenses

The Fund pays: the fees of the Trust’s independent auditors, legal counsel, custodian, transfer agent and accountants; insurance premiums; the fees and expenses of Trustees who do not receive compensation from the adviser; association dues; the cost of printing and mailing confirmations, prospectuses, proxies, proxy statements, notices and reports to existing shareholders; state registration fees; distribution expenses within the percentage limitations of the shares’ distribution and service plan, including the cost of printing and mailing of prospectuses and other materials incident to soliciting new accounts; and other miscellaneous expenses.

Expenses of the Fund also include all fees under its Accounting and Administrative Service Agreement; the expenses connected with the execution, recording and settlement of security transactions; fees and expenses of the Fund’s custodian for all services to the Fund, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to government offices and commissions; expenses of meetings of investors and Trustees; the advisory fees payable to the adviser under the investment advisory agreement and other miscellaneous expenses.

The Manager and the Fund had an agreement whereby the Manager had agreed to reduce its fees and/or absorb expenses to limit the Fund’s total annual operating expenses to 2.40%.  The Manager has the right to terminate this agreement at its discretion. For the year ended December 31, 2002, the Manager reimbursed expenses totaling $103,759 in the Fund ($77,509 in 2001; $24,029 in 2000). If the Proposed Agreement is approved and implemented, the Proposed Adviser has agreed to assume responsibility for paying all expenses of the Fund (other than the advisory fee and a 1% distribution fee) in consideration for receiving a "universal services fee" equal to 0.65% of  the Fund's first $20 million in average net assets, 0.50% of average net assets between $20 million and $100 million, and 0.25% of average net assets over $100 million. As a result, at present and historic Fund asset levels, the effect would be to limit overall Fund expenses to 2.40%, the same as under the Current Agreement.

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The following table compares the Fund's actual annual operating expenses for the 2002 fiscal year with operating expenses expected to be incurred after giving pro forma effect to the universal services fee.

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Annual Fund operating expenses (expenses that are deducted from Fund assets)

Current

Pro Forma

Management Fees

0.75%

0.75%

Distribution and Service (12b-1) Fees

1.00%

1.00%

Other Expenses1

2.34%

   --

Universal Services Fee

   --

0.65%

Total Annual Fund Operating Expenses

4.09%

2.40%

Expense Reimbursement2

          (1.69)%

   --

Net Expenses

2.40%

2.40%

1 "Other Expenses" are based upon expenses actually incurred by the Fund for the 2002 fiscal year.

2 During the 2002 fiscal year the Manager contractually agreed to reduce its fees and/or absorb expenses to limit the Fund's total annual operating expenses to no more than 2.40%.

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 Organization and Ownership of the Manager and the Proposed Adviser

PROACTIVE Money Management, Inc., the present Manager, was incorporated in January, 1980 and maintains its principal offices at 21 Hawk Ridge Circle, Lake Saint Louis, MO 63367.  The Manager is a wholly owned subsidiary of Security Research Associates, Inc., which is controlled by C. Martin Unterreiner and Janice B. Unterreiner, his wife, through the ownership of voting common stock.  The Manager’s officers and directors are: Jeffrey J. Unterreiner, President and a Director, C. Martin Unterreiner, Vice President and a Director, and Tonjua G. Donnelly, Administrative Vice President, Secretary/Treasurer and a Director.  Jeffrey J. Unterreiner is Chairman, President and a Trustee of the Trust.  C. Martin Unterreiner is Vice President and a Trustee of the Trust.  Tonjua G. Donnelly is the Treasurer of the Trust.

PROACTIVE Financial Services, Inc., the Proposed Adviser, was incorporated in October 1994 and also maintains its principal offices at 21 Hawk Ridge Circle, Lake Saint Louis, MO 63367.  Jeffrey J. Unterreiner owns all of its outstanding voting stock. Its officers and directors, whose address is 21 Hawk ridge Circle, Lake Saint Louis, MO 63367, are: Jeffrey J. Unterreiner, President, Principal Executive Officer and a Director, and Tonjua G. Donnelly, Secretary, Treasurer and a Director. (Jeffrey J. Unterreiner is Chairman, President and a Trustee of the Trust.)

THE BOARD OF TRUSTEES HAS UNANIMOUSLY APPROVED THE PROPOSED AGREEMENT AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED AGREEMENT.

SUBMISSION OF CERTAIN PROPOSALS

Proposals of shareholders which are intended to be presented in a proxy statement for a future solicitation of proxies must be received by the Fund a reasonable amount of time prior to the Fund's solicitation of proxies.

ANNUAL REPORT

The Annual Report of the Fund, including audited financial statements for the fiscal year ended December 31, 2001, has previously been furnished to all shareholders. The Fund will provide, without charge, additional copies to any requesting shareholder who calls

1-888-776-2284.

 By Order of the Board of Trustees

 Cynthia D. Stowers

Secretary

January 7, 2003

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